UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2010.

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

 (Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 29, 2010, Duckwall-ALCO Stores, Inc. (the “Company”) issued a press release announcing that it will close 44 Duckwall stores and redeploy the capital into higher-return ALCO stores. The Company believes this will better allocate shareholders’ capital and improve profitability. The 44 Duckwall stores account for only 3.9% of Company sales and little or no profit, and the Company believes that making this change will enable it to focus on maximizing the performance of its 214 currently-operating ALCO stores. The Company also intends to change its corporate name to ALCO Stores, Inc., to reflect its new strategic focus. The name change will likely take place in fiscal 2012.

The 44 Duckwall stores have a total of 267 full- and part-time associates. Forty-three of the stores will close permanently and one Duckwall store in Hettinger, North Dakota, will reopen as an ALCO store. The Company expects to record expenses of approximately $1.8 million during the fourth quarter for closing costs attributable to severance, lease liability, inventory liquidation and other related costs. Upon conclusion of the closing process, the Company expects to redeploy approximately $4.0 million in capital to the ALCO stores.

Forward-looking Statements

Information provided in this Current Report on Form 8-K contains “forward-looking statements,” as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the inclusion of words like “will,” “believe,” “intend,” “expect,” “plan,” “project,” and similar future-looking terms. Forward-looking statements reflect the management’s current views and projections and should not be unduly relied upon. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s 10-Q filings and other public documents filed with the SEC.

Item 7.01  Regulation FD Disclosure.

On November 29, 2010, the Company issued a press release attached as Exhibit 99.1, announcing the decision to close 44 Duckwall stores. The information set forth in such press release, along with the information set forth in Item 2.05 above, is incorporated into this Item 7.01 by reference.

Item 9.01.  Exhibits.

(d)  Exhibits

99.1                        Press Release dated November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: November 29, 2010	By:	/s/ Richard E. Wilson
Richard E. Wilson
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated November 29, 2010